Exhibit 99.1

TERMINATION OF Joint Filing and Solicitation Agreement

September 24, 2019

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated March 13, 2019, as amended on July 24, 2019 (the “Joint Filing and Solicitation Agreement”). Each of the undersigned hereby agrees that the Joint Filing and Solicitation Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

JFL PARTNERS FUND LP

By:	JFL Capital Management LP General Partner

By:	JFL Capital Holdings LLC General Partner

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

JFL CAPITAL MANAGEMENT LP

By:	JFL Capital Holdings LLC General Partner

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

JFL CAPITAL HOLDINGS LLC

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

JFL CAPITAL MANAGEMENT LLC

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

/s/ Joseph F. Lawler
JOSEPH F. LAWLER Individually and as attorney-in-fact for Jason M. Aryeh and Kenneth Lin

22NW FUND, LP

By:	22NW Fund GP, LLC General Partner

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	Manager

22NW, LP

By:	22NW GP, Inc. General Partner

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	President and Sole Shareholder

22NW FUND GP, LLC

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	Manager

22NW GP, INC.

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	President and Sole Shareholder

/s/ Aron R. English
ARON R. ENGLISH